SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2006

PORTAL SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25829	77-0369737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10200 South De Anza Boulevard

Cupertino, CA 95014

(Address, including zip code, of principal executive offices)

(408) 572-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 21, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Portal Software, Inc. (the “Registrant”) approved modifications to the annual compensation of David Labuda, the Registrant’s Chief Executive Officer and of Bhaskar Gorti, the Registrant’s Senior Vice President, Worldwide Sales, Services, Marketing and Alliances. Mr. Labuda’s current annual base salary was increased to $375,000, and Mr. Gorti’s current annual base salary was increased to $300,000.

On March 22, 2006, the Registrant entered into the First Amendment to the Lease Termination Agreement (“Amendment”) between the Registrant and Symantec Corporation (“Symantec”). The Registrant and Symantec previously entered into the Lease Termination Agreement on February 17, 2006 (“Agreement”) regarding the office space located at 10200 South De Anza Boulevard, Cupertino, California and 10201 Torre Avenue, Cupertino, California. This Amendment extends the termination date of the Agreement until April 30, 2006. The terms of the Agreement were previously reported on a Form 8-K filed February 22, 2006, and are hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTAL SOFTWARE, INC.

Dated: March 27, 2006	By:	/s/ Larry Bercovich
Larry Bercovich
SVP, General Counsel & Secretary